UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2026

Envela Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada	1-11048	88-0097334
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Gateway Drive, Suite 100, Irving, Texas 75038
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(972) 587-4049
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock, par value $0.01 per share	ELA ELA	NYSE American NYSE Texas

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On April 9, 2026, the Board of Directors of Envela Corporation, a Nevada corporation (the “Company”), authorized the extension of the expiration date of the Company’s existing stock repurchase plan (the “Repurchase Plan”) from March 31, 2026 to March 31, 2028. All other terms and conditions of the Repurchase Plan remain unchanged. Under the Repurchase Plan, the Company is authorized to repurchase up to an aggregate of 1,100,000 shares of the Company’s common stock. Repurchases may be conducted through open-market purchases, 10b5-1 plans, privately negotiated transactions, or other methods as determined by the Company’s Chief Executive Officer and President or Chief Financial Officer (the “Authorized Officers”), at prices and on terms determined by the Authorized Officers, subject to compliance with applicable federal and state securities laws, SEC regulations, applicable exchange listing standards, and the Nevada Revised Statutes. Repurchased shares may be retired, reducing the Company’s capital accounts, at the discretion of the Authorized Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ John R. Loftus
John R. Loftus
Chief Executive Officer

Date: April 9, 2026

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